NEWS RELEASE

EVEREST RE GROUP, LTD.

Wessex House, 45 Reid Street, 2nd Floor, Hamilton HM DX, Bermuda

Contact: Elizabeth B. Farrell

Vice President, Investor Relations

Everest Global Services, Inc.

908.604.3169

For Immediate Release

Everest Re Group Reports First Quarter 2008 Earnings

HAMILTON, Bermuda – April 21, 2008 -- Everest Re Group, Ltd. (NYSE: RE) reported first quarter 2008 after-tax operating income1, which excludes realized capital gains and losses, of $190.6 million, or $3.03 per diluted share, compared to after-tax operating income1 of $267.9 million, or $4.13 per diluted share, in the first quarter of 2007. Net income, including net realized capital gains and losses, was $77.9 million, or $1.24 per diluted share, for the first quarter of 2008 compared to $297.6 million or $4.59 per diluted share for the same period last year.

Operating highlights for the first quarter of 2008 included the following:

•

Gross written premiums were $877.5 million, compared to $1.02 billion in the first quarter of 2007. The U.S. Reinsurance segment saw the largest decline as a result of increasingly competitive conditions in both the property and casualty sectors of the market.

•	Net investment income was down 4% to $150.1 million compared to $155.8 million for the first quarter of 2007. The reduction primarily resulted from lower income from limited partnership investments.
•

Cash flow from operations was $250.7 million for the period compared to $162.3 million for the first quarter of 2007. Lower catastrophe loss payouts in the current quarter of $68.4 million compared to $141.2 million in the first quarter of 2007 contributed to this increase.

•	The GAAP combined ratio in the first quarter was 89.1% compared to 82.4% in the same period last year.
•	For the quarter, the annualized after-tax operating income[1] return on average adjusted shareholders’ equity[2] was 13.6% compared to 21.0% in 2007.

•

Shareholders’ equity ended the quarter at $5.6 billion down from $5.7 billion, after share repurchases of $100.8 million and dividend payouts of $30 million. Book value per share grew from $90.43 to $91.01 over this same period, benefiting from the Company’s share repurchase activity.

•

Since year end 2007, the Company has repurchased 1.1 million of its common shares at an average price of $95.85. Since January 2007, the Company has repurchased 3.6 million of its common shares at an average price of $95.65. The total cost to date of the repurchased shares under this program is $342.4 million. The repurchases were made pursuant to a 5 million share repurchase authorization provided by the Company’s Board of Directors, leaving 1.4 million shares available under the authorization.

Commenting on the Company’s results, Chairman and Chief Executive Officer, Joseph V. Taranto said, “We are pleased to continue to produce quality earnings in this challenging financial marketplace. We are also pleased to have returned $130 million to shareholders in the form of $100 million in stock buyback and $30 million in dividends.”

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company. These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest National Insurance Company and Everest Security Insurance Company provide property and casualty insurance to policyholders in the U.S. Everest Indemnity Insurance Company offers excess and surplus lines insurance in the U.S. Additional information on Everest Re Group companies can be found at the Group’s web site at www.everestre.com.

A conference call discussing the first quarter results will be held at 8:30 a.m. Eastern Time on April 22, 2008. The call will be available on the Internet through the Company’s web site or at www.streetevents.com.

Recipients are encouraged to visit the Company’s web site to view supplemental financial information on the Company’s results. The supplemental information is located at

www.everestre.com in the “Financial Reports” section of the “Investor Center”. The supplemental financial information may also be obtained by contacting the Company directly.

___________________________

1The Company generally uses after-tax operating income, a non-GAAP financial measure, to evaluate its performance. After-tax operating income consists of net income excluding after-tax net realized capital gains (losses) as the following reconciliation displays:

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2008		2007
		(unaudited)

		Per Diluted		Per Diluted
	Amount	Share	Amount	Share

Net income	$ 77,933	$ 1.24	$ 297,582	$ 4.59
After-tax net realized capital (losses) gains	(112,652)	(1.79)	29,659	0.46

After-tax operating income	$ 190,585	$ 3.03	$ 267,923	$ 4.13

Although net realized capital gains (losses) are an integral part of the Company’s insurance operations, the determination of net realized capital gains (losses) is independent of the insurance underwriting process. The Company believes that the level of net realized gains (losses) for any particular period is not indicative of the performance of the underlying business in that particular period. Providing only a GAAP presentation of net income makes it more difficult for users of the financial information to evaluate the Company’s success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions. The Company understands that the equity analysts who follow the Company focus on after-tax operating income in their analyses for the reasons discussed above. The Company provides after-tax operating income to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company’s performance.

2Adjusted shareholders’ equity excludes net after-tax unrealized (appreciation) depreciation of investments.

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2008	2007
	(unaudited)
REVENUES:
Premiums earned	$ 911,973	$ 1,004,729
Net investment income	150,132	155,796
Net realized capital (losses) gains	(136,383)	40,892
Net derivative expense	(3,795)	(2,768)
Other (expense) income	(5,161)	3,665
Total revenues	916,766	1,202,314

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	545,350	565,768
Commission, brokerage, taxes and fees	227,147	225,655
Other underwriting expenses	40,244	36,060
Interest, fees and bond issue cost amortization expense	19,787	17,463
Total claims and expenses	832,528	844,946

INCOME BEFORE TAXES	84,238	357,368
Income tax expense	6,305	59,786

NET INCOME	$ 77,933	$ 297,582
Other comprehensive loss, net of tax	(3,991)	(3,182)

COMPREHENSIVE INCOME	$ 73,942	$ 294,400

PER SHARE DATA:
Average shares outstanding (000's)	62,377	64,172
Net income per common share - basic	$ 1.25	$ 4.64

Average diluted shares outstanding (000's)	62,860	64,763
Net income per common share - diluted	$ 1.24	$ 4.59

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars in thousands, except par value per share)	2008	2007
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value
(amortized cost: 2008, $10,501,979; 2007, $10,116,353)	$ 10,602,149	$ 10,245,585
Equity securities - available for sale, at market value (cost: 2008, $25,794; 2007, $24,378)	26,493	24,694
Equity securities - available for sale, at fair value	1,216,094	1,535,263
Short-term investments	2,272,121	2,225,708
Other invested assets (cost: 2008, $661,013; 2007, $651,898)	661,671	654,355
Cash	217,971	250,567
Total investments and cash	14,996,499	14,936,172
Accrued investment income	136,565	145,056
Premiums receivable	960,663	989,921
Reinsurance receivables	638,586	666,164
Funds held by reinsureds	356,806	342,615
Deferred acquisition costs	379,336	399,563
Prepaid reinsurance premiums	88,293	88,239
Deferred tax asset	290,702	227,825
Federal income taxes recoverable	21,570	47,368
Other assets	176,981	156,559
TOTAL ASSETS	$ 18,046,001	$ 17,999,482

LIABILITIES:
Reserve for losses and loss adjustment expenses	$ 9,124,432	$ 9,040,606
Future policy benefit reserve	75,404	78,417
Unearned premium reserve	1,496,039	1,567,098
Funds held under reinsurance treaties	77,248	75,601
Losses in the course of payment	89,752	63,366
Commission reserves	47,932	48,753
Other net payable to reinsurers	49,520	68,494
8.75% Senior notes due 3/15/2010	199,718	199,685
5.4% Senior notes due 10/15/2014	249,699	249,689
6.6% Long term notes due 5/1/2067	399,640	399,639
Junior subordinated debt securities payable	329,897	329,897
Accrued interest on debt and borrowings	16,817	11,217
Other liabilities	256,919	182,250
Total liabilities	12,413,017	12,314,712

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50 million shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200 million shares authorized;
(2008) 65.5 million and (2007) 65.4 million issued and outstanding	655	654
Additional paid-in capital	1,810,946	1,805,844
Accumulated other comprehensive income, net of deferred income taxes of
$80.5 million at 2008 and $87.2 million at 2007	159,164	163,155
Treasury shares, at cost; (2008) 3.6 million shares and (2007) 2.5 million shares	(342,421)	(241,584)
Retained earnings	4,004,640	3,956,701
Total shareholders' equity	5,632,984	5,684,770
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 18,046,001	$ 17,999,482

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Dollars in thousands)	2008	2007
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 77,933	$ 297,582
Adjustments to reconcile net income to net cash provided by
operating activities:
Decrease in premiums receivable	31,737	2,566
(Increase) decrease in funds held by reinsureds, net	(8,737)	1,075
Decrease (increase) in reinsurance receivables	37,776	(13,372)
(Increase) decrease in deferred tax asset	(56,130)	19,068
Increase (decrease) in reserve for losses and loss adjustment expenses	50,050	(100,511)
Decrease in future policy benefit reserve	(3,012)	(3,360)
Decrease in unearned premiums	(72,961)	(20,032)
Change in other assets and liabilities, net	49,438	13,990
Non-cash compensation expense	7,679	4,850
Amortization of bond premium	453	1,298
Amortization of underwriting discount on senior notes	43	39
Net realized capital losses (gains)	136,383	(40,892)
Net cash provided by operating activities	250,652	162,301

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	288,927	311,917
Proceeds from fixed maturities sold - available for sale, at market value	47,210	34,486
Proceeds from equity securities sold - available for sale, at market value	-	290,606
Proceeds from equity securities sold - available for sale, at fair value	262,298	-
Distributions from other invested assets	11,185	21,811
Cost of fixed maturities acquired - available for sale, at market value	(686,577)	(99,869)
Cost of equity securities acquired - available for sale, at market value	(440)	(321,517)
Cost of equity securities acquired - available for sale, at fair value	(78,525)	-
Cost of other invested assets acquired	(24,051)	(41,761)
Net purchases of short-term securities	(42,136)	(229,990)
Net increase (decrease) in unsettled securities transactions	68,491	(420)
Net cash used in investing activities	(153,618)	(34,737)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period, net	(2,576)	1,725
Purchase of treasury stock	(100,837)	(181,041)
Dividends paid to shareholders	(29,994)	(30,738)
Net cash used in financing activities	(133,407)	(210,054)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	3,777	(7,169)

Net decrease in cash	(32,596)	(89,659)
Cash, beginning of period	250,567	249,868
Cash, end of period	$ 217,971	$ 160,209

SUPPLEMENTAL CASH FLOW INFORMATION
Cash transactions:
Income taxes paid	$ 33,218	$ 25,284
Interest paid	$ 13,931	$ 18,189